Exhibit 99.1

NEWS RELEASE
Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Achieves 40% Operating Income Growth on Record Revenue
for Fiscal 2017 Third Quarter

●	Consolidated quarterly revenue hits a record $37.8 million
●	Both Service and Distribution segment revenue grow 25%
●	Earnings per diluted share improve 20% to $0.18

ROCHESTER, NY, January 30, 2017 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its third quarter, which ended December 24, 2016 (the “third quarter”) of fiscal year 2017, ending March 25, 2017 (“fiscal 2017”).

Lee D. Rudow, President and CEO, commented, “We had a record setting quarter driven by strong revenue and margin performance in both of our business segments.

We had high single-digit organic Service revenue growth as we performed particularly well in our targeted life science sector. We also benefited from solid performance from our recent acquisitions. All in all, our Service segment revenue grew 25% year-over-year. We had a 120 basis point increase in gross margin, and while we may not see that kind of improvement every quarter, we expect margins to expand as we continue to build volume, integrate our acquisitions and further leverage our capital investments in the Service segment.

The sequential improvement of our Distribution segment has also been encouraging as we delivered our second consecutive quarter of revenue growth. Our strategy to diversify our Distribution offerings, including equipment rentals and used equipment sales, is contributing to the growth in this segment. In the third quarter, we saw increases in our quote activity, sales leads, and web traffic, all of which led to growth in both core product and alternative energy sales.”

Third Quarter Fiscal 2017 Review (Results are compared with the third quarter of the fiscal year ended March 26, 2016 (“fiscal 2016”))

($ in thousands)			Change
	FY17 Q3	FY16 Q3	$'s	%
Service Revenue	$17,455	$13,922	$3,533	25.4%
Distribution Sales	$20,358	$16,238	$4,120	25.4%
Revenue	$37,813	$30,160	$7,653	25.4%
Gross Profit	$8,915	$6,778	$2,137	31.5%
Gross Margin	23.6%	22.5%

Operating Income	$2,353	$1,682	$671	39.9%
Operating Margin	6.2%	5.6%

Net Income	$1,280	$1,068	$212	19.9%
Net Margin	3.4%	3.5%

Adjusted EBITDA*	$3,901	$2,647	$1,254	47.4%
Adjusted EBITDA* Margin	10.3%	8.8%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

Transcat achieved record quarterly revenue of $37.8 million in the third quarter. Higher revenue and a 110 basis point expansion in gross margin drove a 39.9% improvement in operating income. Operating margin improved 60 basis points to 6.2%. Net income grew 19.9% to $1.3 million as a higher effective income tax rate somewhat offset increased operating income.

Service segment continues to deliver strong growth

The Service segment represents the Company’s accredited calibration, repair, inspection and laboratory instrument services business (46% of total revenue for the third quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q3	FY16 Q3	$'s	%
Service Segment Revenue	$17,455	$13,922	$3,533	25.4%
Gross Profit	$4,306	$3,272	$1,034	31.6%
Gross Margin	24.7%	23.5%

Operating Income	$941	$799	$142	17.8%
Operating Margin	5.4%	5.7%

Adjusted EBITDA*	$2,067	$1,530	$537	35.1%
Adjusted EBITDA* Margin	11.8%	11.0%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Service revenue increased 25.4% and was driven by acquisitions and by strong organic growth, primarily in regulated sectors, including life sciences. On a trailing twelve-month basis, Service segment revenue improved 23.2% to $69.1 million. The Company believes that trailing twelve-month data is an informative measure of the long-term performance of the Service segment.

Increased volume in the Service segment led to a 120 basis point gross margin expansion. Segment operating income improved $0.1 million or 17.8% when compared with the prior year period while operating margin decreased 30 basis points to 5.4%.

Distribution segment sales strong with improved gross and operating margins

The Distribution segment represents the Company’s distribution and rental of new and used professional grade handheld test, measurement and control instrumentation (54% of total revenue for the third quarter of fiscal 2017).

($ in thousands)			Change
	FY17 Q3	FY16 Q3	$'s	%
Distribution Segment Sales	$20,358	$16,238	$4,120	25.4%
Gross Profit	$4,609	$3,506	$1,103	31.5%
Gross Margin	22.6%	21.6%

Operating Income	$1,412	$883	$529	59.9%
Operating Margin	6.9%	5.4%

Adjusted EBITDA*	$1,834	$1,117	$717	64.2%
Adjusted EBITDA* Margin	9.0%	6.9%

*See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Distribution segment sales growth was driven by a combination of strong organic growth and incremental sales from the acquisition of Excalibur Engineering, Inc. on April 1, 2016, which added additional rental revenue and brought the Company a used equipment business. An improved sales mix, including higher-margin equipment rentals and used equipment sales, along with increased volume-based vendor rebates helped to drive a 100 basis point improvement in segment gross margin. Segment operating margin improved 150 basis points and was favorably impacted by cost controls over operating expenses.

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

Nine-Month Review (Results are compared with the first nine months of fiscal 2016)

Total revenue increased 18.1%, or $16.1 million, to $105.4 million for the reasons previously stated above. Consolidated gross profit was $25.2 million, up 22.4%, while gross margin increased 90 basis points to 23.9%. As a percentage of total revenue, consolidated operating expenses were 18.8%, up 40 basis points. Gross profit improvements more than offset this increase, driving operating income improvement of 31.6%, or $1.3 million, to $5.4 million. Net income grew 18.2% to $3.0 million for the nine-month period driven by the factors described in the third quarter fiscal 2017 review. On a per diluted share basis, net income was up 16.7% to $0.42 per diluted share. Adjusted EBITDA improved 46.5% to $10.3 million. See Note 1 on pages 3 and 4 for a description of this non-GAAP financial measure and page 8 for the Adjusted EBITDA Reconciliation table.

Strong and Flexible Balance Sheet to Support Growth Strategy

At December 24, 2016, the Company had total debt of $26.2 million, with $12.9 million available under its secured revolving credit facility. Capital expenditures were $1.6 million and $4.1 million for the quarter and year-to-date periods, respectively. Investments were primarily for assets for the Company’s rental business and expanded Service segment capabilities. Transcat continues to expect capital expenditures will be approximately $5.0 million to $5.5 million in fiscal 2017.

Outlook

Mr. Rudow concluded, “We had a very good third quarter and expect a strong finish to the year. We believe our continued focus on driving organic growth, both from our core business as well as our acquired businesses, and our capital investments will position us to meet our goal of achieving $175 million to $200 million in revenue over the next three to four years. Our initiatives to diversify and differentiate our value proposition are clearly resonating in the market. Along with the long-term growth we expect from the business, we also expect to demonstrate margin expansion as we continue to leverage the integration of recent acquisitions.”

He added, “To further drive differentiation from our competitors, moving forward we are implementing a new effort to deliver unmatched service to our customers. We recently hired a Vice President of Operational Excellence to identify opportunities to increase efficiencies and to lead our acquisition integration efforts. Our initiatives to be the market leader in our space, by driving operational excellence in both of our business segments, have sparked an impressive energy here at Transcat, which I believe provides us with yet another competitive edge.”

Webcast and Conference Call

Transcat will host a conference call and webcast on Tuesday, January 31, 2017 at 11:00 a.m. ET. Management will review the financial and operating results for the third quarter, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion. The review will be accompanied by a slide presentation, which will be available at www.transcat.com/investor-relations. The conference call can be accessed by calling (201) 689-8471. Alternatively, the webcast can be monitored at www.transcat.com/investor-relations.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Tuesday, February 7, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13652419, or access the webcast replay at www.transcat.com/investor-relations, where a transcript will be posted once available.

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, and non-cash stock compensation expense), which is a non-GAAP measure. The Company’s management believes Adjusted EBITDA is an important measure of operating performance because it allows management, investors and others to evaluate and compare the performance of its core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

commensurate with the reporting period in which it is included. Adjusted EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission. As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies. See the attached Adjusted EBITDA Reconciliation table on page 8.

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 20 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents national and proprietary brand instruments to customers globally. Its e-commerce focused website and product catalog offer access to more than 100,000 test, measurement and control instruments, including products from approximately 540 leading manufacturers.

Transcat’s growth strategy is to leverage its service capabilities, strong brand and leading distribution platform to drive organic sales growth and to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model.

More information about Transcat can be found on its website at: Transcat.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 352-7777	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Third Quarter Ended		Nine Months Ended
	December 24,	December 26,	December 24,	December 26,
	2016	2015	2016	2015
Service Revenue	$17,455	$13,922	$51,577	$41,647
Distribution Sales	20,358	16,238	53,868	47,659
Total Revenue	37,813	30,160	105,445	89,306

Cost of Service Revenue	13,149	10,650	38,402	31,383
Cost of Distribution Sales	15,749	12,732	41,855	37,346
Total Cost of Revenue	28,898	23,382	80,257	68,729

Gross Profit	8,915	6,778	25,188	20,577

Selling, Marketing and Warehouse
Expenses	4,159	3,199	12,612	9,968
Administrative Expenses	2,403	1,897	7,207	6,530
Total Operating Expenses	6,562	5,096	19,819	16,498

Operating Income	2,353	1,682	5,369	4,079

Interest and Other Expense, net	188	62	547	193

Income Before Income Taxes	2,165	1,620	4,822	3,886
Provision for Income Taxes	885	552	1,812	1,339

Net Income	$1,280	$1,068	$3,010	$2,547

Basic Earnings Per Share	$0.18	$0.15	$0.43	$0.37
Average Shares Outstanding	7,010	6,900	6,984	6,878

Diluted Earnings Per Share	$0.18	$0.15	$0.42	$0.36
Average Shares Outstanding	7,204	7,137	7,161	7,134

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	December 24,	March 26,
	2016	2016
ASSETS
Current Assets:
Cash	$559	$641
Accounts Receivable, less allowance for doubtful accounts of $188
and $113 as of December 24, 2016 and March 26, 2016, respectively	19,967	17,080
Other Receivables	1,778	881
Inventory, net	10,772	6,520
Prepaid Expenses and Other Current Assets	1,201	1,096
Total Current Assets	34,277	26,218
Property and Equipment, net	15,378	12,313
Goodwill	32,436	29,112
Intangible Assets, net	8,128	8,211
Other Assets	1,049	853
Total Assets	$91,268	$76,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$11,886	$8,141
Accrued Compensation and Other Liabilities	7,613	7,688
Current Portion of Long-Term Debt	1,429	-
Total Current Liabilities	20,928	15,829
Long-Term Debt	24,768	19,073
Deferred Tax Liabilities	1,192	1,071
Other Liabilities	1,949	1,823
Total Liabilities	48,837	37,796

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,012,799 and 6,923,557 shares issued and outstanding
as of December 24, 2016 and March 26, 2016, respectively	3,506	3,462
Capital in Excess of Par Value	13,543	12,993
Accumulated Other Comprehensive Loss	(403)	(358)
Retained Earnings	25,785	22,814
Total Shareholders' Equity	42,431	38,911
Total Liabilities and Shareholders' Equity	$91,268	$76,707

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Nine Months Ended
	December 24,	December 26,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$3,010	$2,547
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Loss on Disposal of Property and Equipment	6	37
Deferred Income Taxes	121	(206)
Depreciation and Amortization	4,667	2,711
Provision for Accounts Receivable and Inventory Reserves	243	129
Stock-Based Compensation Expense	316	284
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	(3,168)	1,945
Inventory	(3,967)	914
Prepaid Expenses and Other Assets	(341)	(122)
Accounts Payable	3,378	(271)
Accrued Compensation and Other Liabilities	(454)	(1,027)
Income Taxes Payable	63	462
Net Cash Provided by Operating Activities	3,874	7,403

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(4,104)	(3,755)
Proceeds from Sale of Property and Equipment	29	24
Business Acquisitions, net of cash acquired	(6,977)	(2,918)
Net Cash Used in Investing Activities	(11,052)	(6,649)

Cash Flows from Financing Activities:
Repayment of Revolving Credit Facility, net	(1,924)	(1,630)
Proceeds from Term Loan	10,000	-
Repayment of Term Loan	(952)	-
Payment of Contingent Consideration and Holdbacks
Related to Business Acquisitions	(339)	-
Issuance of Common Stock	384	305
Repurchase of Common Stock	(98)	(73)
Stock Option Redemption	(137)	-
Net Cash Provided by (Used in) Financing Activities	6,934	(1,398)

Effect of Exchange Rate Changes on Cash	162	731

Net (Decrease) Increase in Cash	(82)	87
Cash at Beginning of Period	641	65
Cash at End of Period	$559	$152

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
Adjusted EBITDA Reconciliation Table
(Dollars in thousands)
(Unaudited)

	FY2017
	Q1	Q2	Q3	Q4	YTD
Net Income	$834	$896	$1,280		$3,010
+ Interest Expense	137	180	184		501
+ Other Expense / (Income)	31	11	4		46
+ Tax Provision	436	491	885		1,812
Operating Income	$1,438	$1,578	$2,353		$5,369
+ Depreciation & Amortization	1,549	1,556	1,562		4,667
+ Other (Expense) / Income	(31)	(11)	(4)		(46)
+ Noncash Stock Compensation	149	177	(10)		316
Adjusted EBITDA	$3,105	$3,300	$3,901		$10,306

Segment Breakdown

Service Operating Income	$1,044	$791	$941		$2,776
+ Depreciation & Amortization	1,247	1,137	1,158		3,542
+ Other (Expense) / Income	(27)	(12)	(7)		(46)
+ Noncash Stock Compensation	80	94	(25)		149
Service Adjusted EBITDA	$2,344	$2,010	$2,067		$6,421

Distribution Operating Income	$394	$787	$1,412		$2,593
+ Depreciation & Amortization	302	419	404		1,125
+ Other (Expense) / Income	(4)	1	3		-
+ Noncash Stock Compensation	69	83	15		167
Distribution Adjusted EBITDA	$761	$1,290	$1,834		$3,885

	FY2016
	Q1	Q2	Q3	Q4	YTD
Net Income	$601	$878	$1,068	$1,577	$4,124
+ Interest Expense	51	48	54	94	247
+ Other Expense / (Income)	44	(12)	8	8	48
+ Tax Provision	331	456	552	544	1,883
Operating Income	$1,027	$1,370	$1,682	$2,223	$6,302
+ Depreciation & Amortization	840	902	969	1,235	3,946
+ Other (Expense) / Income	(44)	12	(8)	(8)	(48)
+ Noncash Stock Compensation	171	109	4	75	359
Adjusted EBITDA	$1,994	$2,393	$2,647	$3,525	$10,559

Segment Breakdown

Service Operating Income	$646	$839	$799	$1,871	$4,155
+ Depreciation & Amortization	680	717	751	1,068	3,216
+ Other (Expense) / Income	(39)	1	(18)	(8)	(64)
+ Noncash Stock Compensation	85	51	(2)	37	171
Service Adjusted EBITDA	$1,372	$1,608	$1,530	$2,968	$7,478

Distribution Operating Income	$381	$531	$883	$352	$2,147
+ Depreciation & Amortization	160	185	218	167	730
+ Other (Expense) / Income	(5)	11	10	0	16
+ Noncash Stock Compensation	86	58	6	38	188
Distribution Adjusted EBITDA	$622	$785	$1,117	$557	$3,081

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2017	FY 2016	Change
SERVICE	Q3	Q3	$'s	%
Service Revenue	$17,455	$13,922	$3,533	25.4%
Cost of Revenue	$13,149	$10,650	$2,499	23.5%
Gross Profit	$4,306	$3,272	$1,034	31.6%
Gross Margin	24.7%	23.5%

Selling, Marketing & Warehouse	$2,168	$1,522	$646	42.4%
Administrative Expense	$1,197	$951	$246	25.9%
Operating Income	$941	$799	$142	17.8%
% of Revenue	5.4%	5.7%

	FY 2017	FY 2016	Change
DISTRIBUTION	Q3	Q3	$'s	%
Distribution Sales	$20,358	$16,238	$4,120	25.4%
Cost of Sales	$15,749	$12,732	$3,017	23.7%
Gross Profit	$4,609	$3,506	$1,103	31.5%
Gross Margin	22.6%	21.6%

Selling, Marketing & Warehouse	$1,991	$1,677	$314	18.7%
Administrative Expense	$1,206	$946	$260	27.5%
Operating Income	$1,412	$883	$529	59.9%
% of Sales	6.9%	5.4%

	FY 2017	FY 2016	Change
TOTAL	Q3	Q3	$'s	%
Total Revenue	$37,813	$30,160	$7,653	25.4%
Total Cost of Revenue	$28,898	$23,382	$5,516	23.6%
Gross Profit	$8,915	$6,778	$2,137	31.5%
Gross Margin	23.6%	22.5%

Selling, Marketing & Warehouse	$4,159	$3,199	$960	30.0%
Administrative Expense	$2,403	$1,897	$506	26.7%
Operating Income	$2,353	$1,682	$671	39.9%
% of Revenue	6.2%	5.6%

Transcat Reports 40% Operating Income Growth on Record Revenue for Fiscal 2017 Third Quarter
January 30, 2017

TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)

	FY 2017	FY 2016	Change
SERVICE	YTD	YTD	$'s	%
Service Revenue	$51,577	$41,647	$9,930	23.8%
Cost of Revenue	$38,402	$31,383	$7,019	22.4%
Gross Profit	$13,175	$10,264	$2,911	28.4%
Gross Margin	25.5%	24.6%

Selling, Marketing & Warehouse	$6,815	$4,826	$1,990	41.2%
Administrative Expense	$3,584	$3,155	$429	13.6%
Operating Income	$2,776	$2,283	$492	21.5%
% of Revenue	5.4%	5.5%

	FY 2017	FY 2016	Change
DISTRIBUTION	YTD	YTD	$'s	%
Distribution Sales	$53,868	$47,659	$6,209	13.0%
Cost of Sales	$41,855	$37,346	$4,509	12.1%
Gross Profit	$12,013	$10,313	$1,700	16.5%
Gross Margin	22.3%	21.6%

Selling, Marketing & Warehouse	$5,797	$5,142	$656	12.7%
Administrative Expense	$3,623	$3,375	$248	7.3%
Operating Income	$2,593	$1,796	$798	44.5%
% of Sales	4.8%	3.8%

	FY 2017	FY 2016	Change
TOTAL	YTD	YTD	$'s	%
Total Revenue	$105,445	$89,306	$16,139	18.1%
Total Cost of Revenue	$80,257	$68,729	$11,528	16.8%
Gross Profit	$25,188	$20,577	$4,611	22.4%
Gross Margin	23.9%	23.0%

Selling, Marketing & Warehouse	$12,612	$9,968	$2,644	26.5%
Administrative Expense	$7,207	$6,530	$677	10.4%
Operating Income	$5,369	$4,079	$1,290	31.6%
% of Revenue	5.1%	4.6%